                           Exhibit A
                           ---------

                       SYNTHETECH, INC.

               2000 EMPLOYEE STOCK PURCHASE PLAN


                     SECTION 1.  PURPOSE
                     -------------------
     The purposes of the Synthetech, Inc. 2000 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of Synthetech, Inc., an Oregon corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

                 SECTION 2.  DEFINITIONS
                 -----------------------
     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Company's Compensation Committee or any other Board committee appointed by the Board to administer the Plan.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Company" means Synthetech, Inc., an Oregon corporation.

     "Corporate Transaction" means either of the following events:

          (a) Consummation of any merger or consolidation of the Company with or into another corporation or

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's outstanding securities or all or substantially all the Company's assets other than a transfer of the Company's assets to a majority-owned Subsidiary Corporation of the Company;

provided that a Corporation Transaction shall not include (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger, (ii) a mere reincorporation of the Company or (iii) a transaction undertaken for the sole purpose of creating a holding company.

     "Designated Subsidiary" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

     "Eligible Compensation" means all salary and wages, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave, gain from stock option exercises or any other special payments.

     "Eligible Employee" means any employee of the Company or a domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each, a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

          (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

          (b) the employee's customary employment is for 20 hours or more per week; provided, however, that the Plan
     Administrator may decrease this minimum hours requirement for a future Offering;

          (c) if specified by the Plan Administrator for a future Offering, the employee customarily works a minimum of five months per year or any lesser number of months established by the Plan Administrator;

          (d) if specified by the Plan Administrator for a future Offering, the employee has been employed for a certain minimum period of time as of an Offering Date;
     provided, however, that any such minimum employment period may not exceed two years; and

          (e) the employee is not a highly compensated employee. For purposes of the Plan, a "highly compensated employee" is any employee of the Company or a Designated Subsidiary who has a base salary in excess of $100,000 per year; provided, however, that any salary increases that occur during an Offering shall not disqualify an Eligible Employee from continuing participation in a current Offering but shall disqualify such Eligible Employee from participating in future Offerings; and provided further, that the Plan Administrator may increase or decrease this amount for any future Offerings within the limitations imposed by Code Section 423.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

     "Enrollment Period" has the meaning set forth in Section 7.1.

     "ESPP Broker" has the meaning set forth in Section 10.1.

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange on the Offering Date or the Purchase Date, as applicable, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     "Offering" has the meaning set forth in Section 5.1.

     "Offering Date" means the first day of an Offering.

     "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

     "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

     "Plan" means the Synthetech, Inc. 2000 Employee Stock Purchase Plan.

     "Purchase Date" means the last day of each Purchase Period.

     "Purchase Period" has the meaning set forth in Section 5.2.

     "Purchase Price" has the meaning set forth in Section 6.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subscription" has the meaning set forth in Section 7.1.

     "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                SECTION 3.  ADMINISTRATION
                --------------------------
     3.1    Plan Administrator

     The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

     3.2    Administration and Interpretation by the Plan Administrator

     Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

            SECTION 4.  STOCK SUBJECT TO PLAN
            ---------------------------------
     Subject to adjustment from time to time as provided in
Section 19.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 200,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.

               SECTION 5.  OFFERING DATES
               --------------------------
     5.1    Offerings

     (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings of six months' duration (each, an "Offering"). Offerings shall commence on February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, occurring thereafter; provided, however, that the first Offering shall begin on September 1, 2000 and shall end on January 31, 2001.

     (b)  Notwithstanding the foregoing, the Plan
Administrator may establish (i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such future Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

     (c) In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

     5.2    Purchase Periods

     (a) Each Offering shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall commence on [February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, occurring thereafter; provided, however, that the Purchase Period for the first Offering shall commence on September 1, 2000 and shall end on January 31, 2001.

     (b)  Notwithstanding the foregoing, the Plan
Administrator may establish for a future Offering (i) a different term for one or more future Purchase Periods and
(ii) different commencing and ending dates for any such Purchase Period.

     (c) In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

     5.3    Governmental Approval; Shareholder Approval

     Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan, the issuance of Options and the sale of Common Stock pursuant to the Plan and
(b) obtaining shareholder approval of the Plan.

              SECTION 6.  PURCHASE PRICE
              --------------------------
     (a) The purchase price (the "Purchase Price") at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 85% of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such Offering and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

     (b) Notwithstanding the foregoing, if an increase in the number of shares authorized for issuance under the Plan is approved and all or a portion of such additional shares are to be issued during one or more Offerings that are underway at the time of shareholder approval of such increase (the "Additional Shares"), then, if as of the date of such shareholder approval, the Fair Market Value of a share of Common Stock is higher than the Fair Market Value on the Offering Date for any such Offering, the Purchase Price for the Additional Shares shall be 85% of the lesser of (i) the Common Stock's Fair Market Value on the date of such shareholder approval and (ii) the Fair Market Value of the Common Stock on the Purchase Date.

          SECTION 7.  PARTICIPATION IN THE PLAN
          -------------------------------------
     7.1    Initial Participation

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

     (a) indicating the Eligible Employee's election to participate in the Plan;

     (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay;
and

     (c) authorizing the purchase of Common Stock for the Participant in each Purchase Period.

     An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering.
The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

     Except as provided in Section 7.2, an employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

     7.2    Alternative Initial Participation

     Notwithstanding any other provision of the Plan, the Board or the Committee may provide for a future Offering that any employee of the Company or any Designated Subsidiary who first meets the requirements of subparagraphs (b) through (d) of the paragraph "Eligible Employee" in Section 2 during the course of an Offering shall, on a date or dates specified in the Offering which coincide with the day on which such person first meets such requirements or which occurs on a specified date thereafter, receive an Option under that Offering which Option shall thereafter be deemed to be a part of that Offering.
Such Option shall have the same characteristics as any Options originally granted under that Offering, except that

     (a) the date on which such Option is granted shall be the "Offering Date" of such Option for all purposes, including determining the Purchase Price of such Option; provided, however, that if the Fair Market Value of the Common Stock on the date on which such Option is granted is less than the Fair Market Value of Common Stock on the first day of the Offering, then, solely for the purpose of determining the Purchase Price of such Option, the first day of the Offering shall be the "Offering Date" for such Option;

     (b) the Purchase Period(s) for such Option shall begin on its Offering Date and end coincident with the remaining
Purchase Date(s) for such Offering; and

     (c) the Board or the Committee may provide that if such person first meets such requirements within a specified period of time before the end of a Purchase Period for such Offering, he or she will not receive an Option for that Purchase Period.

     7.3    Continued Participation

     A Participant shall automatically participate in the next
Offering until such time as such Participant ceases payroll contributions to the Plan, withdraws from the Plan pursuant to
Section 11.3 or terminates employment as provided in
Section 12.

    SECTION 8.  LIMITATIONS ON RIGHT TO PURCHASE SHARES
    ---------------------------------------------------
     8.1    Number of Shares Purchased

     (a) No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code
Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a Fair Market Value exceeding $25,000 (such value determined as of the Offering Date for each Offering or such other limit as may be imposed by the
Code) in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1).

     (b) No Participant shall be entitled to purchase Common Stock with a Fair Market Value exceeding $25,000 (or such other amount as the Board or the Committee shall specify for a future Offering) under the Plan in any single Purchase Period (such value determined as of the Offering Date for each Offering). In addition, no more than an aggregate of 50,000 shares may be purchased by all Participants in any single calendar year under the Plan.

     (c) For a future Offering, the Board or the Committee may specify a different maximum aggregate amount of shares that may be purchased by all Participants, as well as a maximum amount of shares that may be purchased by any Participant, pursuant to such Offering. In addition, for a future Offering with more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares that may be purchased by all Participants on any given Purchase Date under the Offering.

     8.2    Pro Rata Allocation

     In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan, in a single calendar year or in an Offering, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

         SECTION 9.  PAYMENT OF PURCHASE PRICE
         -------------------------------------
     9.1    General Rules

     Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

     9.2    Percent Withheld

     The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant's Eligible Compensation for such pay period (or such other higher percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld in whole percentages only.

     9.3    Payroll Deductions

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

     9.4    Memorandum Accounts

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     9.5    No Interest

     No interest shall be paid on payroll deductions received or held by the Company.

     9.6    Acquisition of Common Stock

     On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Common Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common Stock so determined, unless the Plan Administrator has determined for a future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

     9.7    Refund of Excess Amounts

     Any cash balance remaining in the Participant's account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. Any other amounts remaining in a Participant's account after a Purchase Date shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

     9.8    Withholding Obligations

     At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of, the Participant shall make adequate provision for federal, state, local and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Common Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.9    Termination of Participation

     No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

     9.10   Procedural Matters

     The Company may, from time to time, establish
(a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,
(c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.11   Leaves of Absence

     During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Company on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

   SECTION 10.  COMMON STOCK PURCHASED UNDER THE PLAN
   --------------------------------------------------
     10.1   ESPP Broker

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

     10.2   Notice of Disposition

     By entering the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.  CHANGES IN WITHHOLDING AMOUNTS AND VOLUNTARY WITHDRAWAL
--------------------------------------------------------------------
     11.1   Changes in Withholding Amounts

     (a) Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce payroll contributions to 0% by completing and filing with the Company an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing the amended Subscription if the amended Subscription is filed at least ten days prior to such date (the "Change Notice Date") and, if not, as of the beginning of the next succeeding calendar month. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from an Offering or the Plan, pursuant to Section 11.2 or Section 11.3 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

     (b) Unless the Plan Administrator determines otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Purchase Periods by filing with the Plan Administrator an amended Subscription; provided, however, that notice of such election must be delivered to the Plan Administrator at least ten days prior to such Purchase Period in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

     (c) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1, a Participant's payroll deductions may be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds (i) $25,000 of Fair Market Value of the Common Stock determined as of the first day of an Offering ($21,250 to the extent the Purchase Price may be 85% of the Fair Market Value of the Common Stock on the Offering Date of the Offering) or (ii) the aggregate amount of shares of Common Stock available for purchase by all Participants in any single calendar year. Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3 below or indicates otherwise in an amended Subscription. Also notwithstanding the foregoing, a Participant's payroll deductions may be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to a Purchase Period exceeds the amount necessary to purchase $25,000 in value of shares of Common Stock for such Purchase Period. Payroll deductions shall re-commence at the rate provided in such Participant's Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in an Offering or the Plan and such participation complies with Section 8.1.

     11.2   Withdrawal from an Offering

     A Participant may withdraw from an Offering by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal must be elected prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future Offering. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein.

     11.3   Withdrawal From the Plan

     A Participant may withdraw from the Plan by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such notice must be delivered prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for a future Offering.

     11.4   Notice of Withdrawal; Effect of Withdrawal on
            Prior Purchase Periods; Re-enrollment in the Plan

     (a) The Company may, from time to time, impose a requirement that the notice of withdrawal from an Offering or the Plan be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

     (b) If a Participant withdraws from an Offering or the Plan after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods.

     (c) In the event a Participant voluntarily elects to withdraw from an Offering or from the Plan, the Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. In the event of withdrawal from the Plan, the Participant shall also deliver to the Plan Administrator a new Subscription in accordance with Section 7.

     11.5   Return of Payroll Deductions

     Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

          SECTION 12.  TERMINATION OF EMPLOYMENT
          --------------------------------------
     Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in
Section 13.2, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

         SECTION 13.  RESTRICTIONS ON ASSIGNMENT
         ---------------------------------------
     13.1   Transferability

     An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

     13.2   Beneficiary Designation

     The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

SECTION 14  NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED
--------------------------------------------------------
     With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares following exercise of the Participant's Option.

    SECTION 15.  LIMITATIONS ON SALE OF COMMON STOCK
    ------------------------------------------------
              PURCHASED UNDER THE PLAN
              ------------------------
     The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses, subject to Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

     SECTION 16.  AMENDMENT OR TERMINATION OF THE PLAN
     -------------------------------------------------
     (a) The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided further, that except as provided in Section 19 and this Section 16, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

     (b) The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason terminate or suspend the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

     (c) Except as provided in Section 19, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

            SECTION 17.  NO RIGHTS AS AN EMPLOYEE
            -------------------------------------
     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

            SECTION 18.  EFFECT UPON OTHER PLANS
            ------------------------------------
     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to
(a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                 SECTION 19.  ADJUSTMENTS
                 ------------------------
     19.1   Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period or by all Participants in a single calendar year. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 19.1 but shall be governed by Sections 19.2 and 19.3, respectively.

     19.2   Corporate Transaction

     In the event of a proposed Corporate Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or parent thereof (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the proposed Corporate Transaction. The Board shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

     19.3   Dissolution or Liquidation of the Company

     In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten business days prior to the new Purchase Date, that the Purchase Date for the Participant's Option has been changed to the new Purchase Date and that the Participant's Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering or the Plan as provided in Section 11.

     19.4   Limitations

     The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   SECTION 20.  REGISTRATION; CERTIFICATES FOR SHARES
   --------------------------------------------------
      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     To the extent that the Plan or any instrument evidencing shares of Common Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

              SECTION 21.  EFFECTIVE DATE
              ---------------------------
     The Plan will become effective on the date the Plan is approved by the Company's shareholders, so long as such approval is within 12 months of the date on which the Plan was adopted by the Board.